Exhibit 11
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                                      CERNER CORPORATION AND SUBSIDIARIES
                                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                       Three Months Ended            Six Months Ended

                                     July 4,       June 28,       July 4,        June 28,
                                   -------------------------     -------------------------

                                      1998           1997           1998          1997
                                   ----------     ----------     ----------     ----------
Net earnings:                     $ 5,369,000    $ 3,324,000    $ 6,040,000    $ 5,260,000
                                   ==========     ==========     ==========     ==========
Weighted average number of
common and common stock
equivalent shares:

  Basic weighted average
  number of outstanding
  common shares:                   32,741,369     32,907,692     32,704,941     32,911,709
                                   ----------     ----------     ----------     ----------

Basic earnings per common shares: $      0.16    $      0.10    $      0.18    $      0.16
                                   ----------     ----------     ----------     ----------
  Dilutive effect (excess
  of number of shares issuable
  over number of shares assumed
  to be repurchased with the
  proceeds of exercised options
  and converted warrants based
  on the average market price
  during the period)                  919,288        589,231        792,418        634,336
                                   ----------     ----------     ----------     ----------

                                   33,660,657     33,496,923     33,497,359     33,546,045
                                   ----------     ----------     ----------     ----------
Diluted earnings per common and
 common stock equivalent shares:  $      0.16    $      0.10    $      0.18    $      0.16
                                   ----------     ----------      ---------     ----------




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